SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 1, 2008
THE CHUBB CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

15 Mountain View Road, Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (908) 903-2000
NOT APPLICABLE
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On May 6, 2008, The Chubb Corporation, a New Jersey corporation (“Chubb”), completed the sale of $600,000,000 in aggregate principal amount of its 5.75% Senior Notes due 2018 and $600,000,000 in aggregate principal amount of its 6.50% Senior Notes due 2038 (collectively, the “Notes”), which were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement filed on Form S-3 ASR on March 26, 2007 (Registration Statement No. 333-141561) (the “Registration Statement”). In connection with the sale, Chubb entered into an Underwriting Agreement (the “Underwriting Agreement”), dated May 1, 2008, with Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein. The Underwriting Agreement is being filed as Exhibit 1.1 to this report on Form 8-K and shall be incorporated by reference into the Registration Statement.
The Notes were issued pursuant to the Indenture, dated as of October 25, 1989, by and between Chubb and The Bank of New York Trust Company, N.A., as successor trustee to JPMorgan Trust Company, N.A., as successor trustee to Bank One Trust Company, N.A. (formerly The First National Bank of Chicago). The forms of the Notes are being filed as Exhibits 4.1 and 4.2 to this report on Form 8-K and shall be incorporated by reference into the Registration Statement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

1.1	Underwriting Agreement, dated May 1, 2008, by and among The Chubb Corporation and Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein.

4.1	Forms of 5.75% Senior Notes due 2018.

4.2	Forms of 6.50% Senior Notes due 2038.
The Chubb Corporation – Report on Form 8-K

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: May 6, 2008

THE CHUBB CORPORATION

By:	/s/ W. Andrew Macan
Name:	W. Andrew Macan
Title:	Secretary and Vice President
The Chubb Corporation – Report on Form 8-K

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1	Underwriting Agreement, dated May 1, 2008, by and among The Chubb Corporation and Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein.

4.1	Forms of 5.75% Senior Notes due 2018.

4.2	Forms of 6.50% Senior Notes due 2038.
The Chubb Corporation – Report on Form 8-K